UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 17, 2026
SACHEM CAPITAL CORP.
(Exact name of Registrant as specified in its charter)

New York	001-37997	81-3467779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

568 East Main Street, Branford, Connecticut	06405
(Address of Principal Executive Office)	(Zip Code)
Registrant's telephone number, including area code (203) 433-4736

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Shares, par value $.001 per share	SACH	NYSE American LLC
6.00% notes due 2026	SCCD	NYSE American LLC
6.00% notes due 2027	SCCE	NYSE American LLC
7.125% notes due 2027	SCCF	NYSE American LLC
8.00% notes due 2027	SCCG	NYSE American LLC
7.75% Series A Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per share	SACHPRA	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On May 17, 2026, Sachem Capital Corp., a New York corporation (“Sachem” or “Transferee Parent”), entered into a Contribution Agreement (the “Contribution Agreement”) with Industrial Realty Group Global, LLC, a Delaware limited liability company (“IRG Global”). The Contribution Agreement and the transactions contemplated thereby were unanimously approved by the Board of Directors of Sachem (the “Sachem Board”).

Pursuant to the Contribution Agreement, IRG Global will contribute to IRG Realty Operating Partnership, L.P., a Delaware limited partnership to be formed as a subsidiary of Sachem prior to the Closing (as defined below) (the “Operating Partnership”), 100% of the outstanding membership interests of IRG Master Holdings, LLC, a Delaware limited liability company (the “Company”), in exchange for (i) a number of common units of limited partnership interest in the Operating Partnership (“OP Units”) equal to the Transferee Consideration Units (as defined below) (the “Transferee Consideration”) and (ii) a number of shares of Class B common stock of Sachem (the “Class B Common Stock”) equal to the Transferee Consideration Units (the “Transferee Parent Consideration” and, together with the Transferee Consideration, the “Equity Consideration”). The Company, together with its subsidiaries, owns and operates a portfolio of industrial real estate assets.

Prior to the closing of the transactions contemplated by the Contribution Agreement (the “Closing”), which is expected to close by the end of 2026, Sachem will complete a series of pre-closing reorganization steps (the “Pre-Closing Reorganization”), including (i) forming the Operating Partnership and contributing all or substantially all of its assets thereto, (ii) redomesticating from the State of New York to the State of Delaware, (iii) effecting a 20-to-1 reverse stock split of all issued and outstanding shares of Sachem common stock, following which such shares will be redesignated as Class A common stock of Sachem (the “Class A Shares”), (iv) authorizing a new class of Class B Common Stock (the “Class B Shares”), (v) adjusting the conversion and anti-dilution rights applicable to the issued and outstanding preferred stock of Sachem in accordance with the applicable certificate of designations to reflect the reverse stock split, and (vi) changing its corporate name to “IRG Realty Trust, Inc.”

Consideration

The number of OP Units and Class B Shares to be issued to IRG Global at the Closing (the “Transferee Consideration Units”) will be calculated based on a formula set forth in the Contribution Agreement, subject to downward adjustment based on the aggregate shortfall in replacement value for any dispositions of Company properties occurring during the Interim Period (as defined in the Contribution Agreement), other than dispositions with an aggregate shortfall of less than $3.0 million. The calculation of the Transferee Consideration Units was based on an assumed implied gross asset value of the IRG Global portfolio to be contributed of approximately $2.9 billion, with a net asset value of approximately $1.5 billion after approximately $1.4 billion of debt, and a deemed exchange value of Sachem common stock at a price of $2.00 per share. Immediately following the Closing, IRG Global is expected to hold approximately 94.1% of the outstanding OP Units, with Sachem retaining the remaining approximately 5.9% of the outstanding OP Units. Subject to certain restrictions, a holder of OP Units may require the Operating Partnership to exchange all or a portion of such holder’s OP Units for cash or, at the option of Sachem, Class A Shares on a one-for-one basis, subject to the ownership, transfer, real estate investment trust (“REIT”) qualification and other limitations set forth in the Operating Partnership Agreement (as defined below).

The Class B Shares will have no economic rights (including no rights to dividends, distributions or assets upon liquidation), but will, in the aggregate, initially represent 51% of the total voting power of all outstanding shares of Sachem common stock for so long as IRG Global’s aggregate economic interest in the Operating Partnership equals or exceeds 51% of the outstanding OP Units (the “Ownership Threshold”). Specifically, for so long as IRG Global (or its permitted successors and assigns) holds OP Units representing 51% or more of the total outstanding OP Units, the per-share voting power of each Class B Share will be automatically adjusted such that the aggregate voting power of all outstanding Class B Shares equals 51% of the total voting power of all outstanding shares of Sachem common stock entitled to vote on such matter (the “Class B Voting Limitation”). Once IRG Global’s aggregate economic interest falls below the Ownership Threshold, each Class B Share will be entitled to one vote per share, subject in all cases to the Class B Voting Limitation. The number of outstanding Class B Shares will at all times equal the number of OP Units held by IRG Global (or its permitted successors and assigns) in the Operating Partnership, and a corresponding number of Class B Shares will be automatically cancelled and retired upon (i) the exercise by IRG Global (or its permitted successors and assigns) of its exchange right with respect to any OP Units or (ii) the sale, assignment or other transfer of any OP Units by IRG Global (or its permitted successors and assigns) to any person other than a permitted successor or assign. In addition, the Operating Partnership Agreement (as defined below) will provide IRG Global, for so long as it owns more than 35% of the outstanding OP Units, with consent rights over specified material actions of the Operating Partnership and its subsidiaries, including, but not limited to, equity issuances to third parties, debt incurrence, distributions, property acquisitions and dispositions, material contracts, leases and capital expenditures above certain thresholds, and hiring or terminating property managers or key executives.

Board of Directors

Effective as of the Closing, the Sachem Board will consist of seven directors, as follows: (i) Stuart Lichter, who will serve as Chairman of the Sachem Board; (ii) John L. Villano; (iii) one director designated by Sachem who qualifies as an “independent director” under the listing standards of the New York Stock Exchange (“NYSE”) and applicable Securities and Exchange Commission (“SEC”) rules; (iv) three directors designated by IRG Global, each of whom will qualify as an “independent director” under the listing standards of the NYSE and applicable SEC rules; and (v) one director designated by IRG Global who is not required to qualify as an “independent director.”

Representations, Warranties and Covenants

The parties to the Contribution Agreement made representations and warranties customary for transactions of this type. The representations and warranties made under the Contribution Agreement do not survive the Closing. In addition, the parties made covenants customary for transactions of this type, including, among others, covenants providing for (a) the conduct of each party’s business during the period between signing and Closing, including restrictions on specified actions without the other party’s consent, subject to customary exceptions, (b) non-solicitation obligations applicable to Sachem with respect to alternative acquisition proposals (subject to customary fiduciary-out provisions), (c) non-solicitation obligations applicable to IRG Global with respect to certain alternative transactions, (d) the preparation and filing of a proxy statement (the “Proxy Statement”) by Sachem related to a special meeting of its shareholders to approve the transactions and related matters (the “Sachem Shareholder Meeting”) and the holding of the Sachem Shareholder Meeting, (e) the completion by Sachem of the Pre-Closing Reorganization and certain other pre-closing actions, (f) the preparation of certain financial statements by IRG Global that are required to be included in the Proxy Statement, (g) cooperation with respect to new debt financing that is expected to be entered into at the Closing, and (h) certain governance and employee matters.

Closing Conditions

The Closing is subject to the satisfaction or waiver of customary conditions, including but not limited to: (i) the affirmative vote of the holders of a majority of all outstanding shares of Sachem common stock (the “Sachem Shareholder Approval”); (ii) the absence of any injunction or other order prohibiting consummation of the transactions; (iii) the accuracy of the representations and warranties of each party (subject to customary material adverse effect and materiality qualifications); (iv) the performance in all material respects by each party of its covenants and obligations; (v) the absence of a material adverse effect on either party; (vi) the receipt by each party of a tax opinion from nationally recognized REIT counsel; (vii) the consummation of the Pre-Closing Reorganization; (viii) the delivery of the Determination Date Certificates (as defined in the Contribution Agreement) by each party; and (ix) the delivery by each party of officer’s certificates regarding accuracy of representations and warranties and executed transaction documents.

Additional Agreements

At the Closing, the parties will execute and deliver or file, as applicable, among other things, the following (forms of which are included as exhibits to the Contribution Agreement): (i) a Tax Protection Agreement, pursuant to which Sachem and the Operating Partnership will agree to certain restrictions on the disposition of the contributed properties and the maintenance of minimum liability allocations for the benefit of IRG Global and certain other protected unitholders; (ii) a Registration Rights Agreement, providing IRG Global with certain registration rights with respect to the Class A Shares issuable upon exchange of the OP Units, including shelf registration and underwritten demand rights, piggyback registration rights and block trade rights, in each case subject to a six-month lock-up period following the Closing; (iii) an Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Operating Partnership Agreement”); (iv) an Amended and Restated Certificate of Incorporation of Sachem; (v) Amended and Restated Bylaws of Sachem; and (vi) a Property Management Agreement related to the management of the properties contributed by IRG Global and its affiliates following the Closing. The Contribution Agreement also provides that, prior to the Closing, the parties will use commercially reasonable efforts to negotiate, finalize and, effective as of the Closing, execute a strategic services agreement with respect to the provision of certain services by IRG Global or one or more of its affiliates to Sachem or one or more of its subsidiaries.

Termination; Termination Fees

The Contribution Agreement may be terminated prior to the Closing under certain circumstances, including: (i) by mutual written consent of IRG Global and Sachem; (ii) by either party if the Closing has not occurred on or before April 30, 2027, subject to IRG Global’s one-time right to extend such date by up to 45 days in certain circumstances relating to a pending arbitration matter; (iii) by either party if a final, non-appealable governmental order permanently restrains or prohibits the transactions; (iv) by either party if the Sachem Shareholder Approval has not been obtained at the Sachem Shareholder Meeting; (v) by either party upon an uncured breach by the other party that would cause certain closing conditions not to be satisfied; (vi) by Sachem, prior to obtaining the Sachem Shareholder Approval, in order to enter into a definitive agreement with respect to a Superior Acquisition Proposal (as defined in the Contribution Agreement), subject to compliance with the terms of the Contribution Agreement; (vii) by either party if the other party fails to consummate the Closing after the terminating party has delivered the required closing notice and the applicable closing conditions have been satisfied or waived; and (viii) by IRG Global if the Sachem Board effects a Transferee Parent Adverse Recommendation Change (as defined in the Contribution Agreement) or approves or enters into an alternative acquisition agreement.

If the Contribution Agreement is terminated under certain specified circumstances, including (i) a termination by Sachem, prior to obtaining the Sachem Shareholder Approval, in order to enter into a definitive agreement with respect to a Superior Acquisition Proposal, (ii) a termination by IRG Global following a Transferee Parent Adverse Recommendation Change or Sachem’s approval or entry into an alternative acquisition agreement, or (iii) certain terminations for failure to close by the outside date (which is April 30, 2027), Sachem’s uncured terminating breach or failure to obtain the Sachem Shareholder Approval, in each case, if a qualifying competing acquisition proposal has been announced, disclosed or otherwise communicated prior to such termination and, within 12 months after the termination, Sachem consummates, or enters into and subsequently consummates, a competing acquisition transaction, Sachem will be required to pay IRG Global a termination fee of $4,000,000.

If the Contribution Agreement is terminated by either Sachem or IRG Global because (i) an Arbitration Order (as defined in the Contribution Agreement) restrains or prohibits the consummation of the transactions, or (ii) the Closing has not occurred by the outside date while the specified arbitration matter remains outstanding and unresolved, IRG Global will be required to reimburse Sachem for its reasonable and documented out-of-pocket expenses incurred in connection with the Contribution Agreement and the transactions contemplated thereby. Payment of such expenses, together with any applicable enforcement costs and interest, will be Sachem’s sole and exclusive remedy as liquidated damages for termination-related losses in such circumstances.

A copy of the Contribution Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Contribution Agreement and related agreements is not complete and is qualified in its entirety by reference thereto. The Contribution Agreement has been attached as an exhibit to provide investors and shareholders of Sachem with information regarding its terms. It is not intended to provide any other factual information about Sachem or IRG Global. The representations, warranties and covenants contained in the Contribution Agreement were made only for the purposes of the Contribution Agreement and as of specified dates, were solely for the benefit of the parties to the Contribution Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Contribution Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and shareholders of Sachem accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Sachem or IRG Global or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Contribution Agreement are qualified by information in confidential disclosure schedules that Sachem exchanged with IRG Global and that IRG Global exchanged with Sachem in connection with the execution of the Contribution Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in Sachem’s public disclosures. The Contribution Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Contribution Agreement and the transactions that will be contained in, or incorporated by reference into, the Proxy Statement that Sachem will be filing in connection with the Sachem Shareholder Meeting (when available), as well as in Sachem’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that Sachem has filed or may file with the SEC.
Item 3.02.    Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K related to the expected issuance of Class B Shares and OP Units is incorporated by reference into this Item 3.02.

Sachem expects that the issuance of the Class B Shares and OP Units will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. IRG Global has represented that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act, is acquiring the Equity Consideration for investment and not with a view to distribution, and acknowledges that the Equity Consideration has not been registered under the Securities Act or any state securities laws and is subject to transfer restrictions.

The Class B Shares and OP Units, and any Class A Shares issuable upon exchange of the OP Units, have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration.

Item 7.01.    Regulation FD Disclosure.
On May 18, 2026, Sachem and IRG Global issued a joint press release announcing the execution of the Contribution Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. In connection with the announcement, Sachem and IRG Global also prepared an investor presentation regarding the transactions contemplated by the Contribution Agreement. A copy of the investor presentation is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the press release attached hereto as Exhibit 99.1 and the investor presentation attached hereto as Exhibit 99.2, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached hereto as Exhibit 99.1 and the investor presentation attached hereto as Exhibit 99.2, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act.

How to Find Further Information

This Current Report on Form 8-K does not constitute a solicitation of any vote or approval in connection with the proposed transaction between Sachem and IRG Global (the “Transaction”). In connection with the proposed Transaction, Sachem will file the Proxy Statement with the SEC, which Sachem will furnish with any other relevant documents to its shareholders in connection with the Sachem Shareholder Meeting to vote on the Transaction. This Current Report on Form 8-K is not a substitute for the Proxy Statement or any other document that Sachem may file with the SEC or send to its shareholders in connection with the Transaction. BEFORE MAKING ANY VOTING DECISION, WE URGE SHAREHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SACHEM AND THE PROPOSED TRANSACTION. The proposals for the Transaction will be made solely through the Proxy Statement. In addition, a copy of the Proxy Statement (when it becomes available) may be obtained free of charge from the Investor Relations Department of Sachem at Investor Relations, 568 East Main Street, Branford, CT 06405. Security holders also will be able to obtain, free of charge, copies of the Proxy Statement and any other documents filed by Sachem with the SEC in connection with the proposed Transaction at the SEC’s website at http://www.sec.gov, and at Sachem’s website at https://www.sachemcapitalcorp.com/.

Participants in the Solicitation

The directors and executive officers of Sachem may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed Transaction. Information regarding Sachem’s directors and executive officers and their respective interests in Sachem by security holdings or otherwise is available in its most recent Annual Report on Form 10-K filed with the SEC (available here). Additional information regarding the interests of such potential participants is or will be included in the Proxy Statement and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Transaction.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “outlook,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed Transaction, including anticipated future financial and operating results, synergies, accretion and growth rates, Sachem’s, IRG Global’s and the combined company’s plans, objectives, expectations and intentions, and the expected timing of completion of the proposed Transaction. These statements are based on current expectations, estimates and projections about the industry, markets in which Sachem and IRG Global operate, management’s beliefs, assumptions made by management and the transactions described in this Current Report on Form 8-K. While Sachem’s management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Contribution Agreement; (2) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Transaction that may be instituted against the parties and others following announcement of the Transaction; (3) the inability to consummate the Transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain the requisite stockholder approval, failure to obtain required regulatory approvals or the failure to satisfy other conditions to completion of the Transaction; (4) risks that the proposed

Transaction disrupts current plans and operations of Sachem or diverts management’s attention from its ongoing business; (5) the ability to recognize the anticipated benefits of the Transaction; (6) the amount of the costs, fees, expenses and charges related to the Transaction; (7) the risk that the Contribution Agreement may be terminated in circumstances requiring Sachem to pay a termination fee; (8) the effect of the announcement of the Transaction on the ability of Sachem to retain and hire key personnel and maintain relationships with its borrowers and others with whom it does business; (9) the effect of the announcement of the Transaction on Sachem’s operating results and business generally; (10) the risk that Sachem’s stock price may decline significantly if the Transaction is not consummated; and (11) the other risks and important factors contained and identified in Sachem’s filings with the SEC, such as Sachem’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as Sachem’s subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time, any of which could cause actual results to differ materially from the forward-looking statements in this Current Report on Form 8-K.

There can be no assurance that the Transaction will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this Current Report on Form 8-K. Sachem undertakes no obligation or duty to update or revise any of these forward-looking statements after the date of this Current Report on Form 8-K, nor to conform prior statements to actual results or revised expectations, and Sachem does not intend to do so.

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Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1*	Contribution Agreement, dated as of May 17, 2026, by and between Industrial Realty Group Global, LLC and Sachem Capital Corp.

99.1	Joint Press Release, dated as of May 18, 2026, issued by Sachem Capital Corp. and Industrial Realty Group Global, LLC.

99.2	Investor Presentation, dated as of May 18, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules, annexes, and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC. Sachem Capital Corp. agrees to furnish supplementally a copy of any omitted schedules, annexes, or exhibits to the SEC upon request.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sachem Capital Corp.

Dated: May 18, 2026	By:	/s/ John L. Villano
John L. Villano, CPA
President and Chief Executive Officer